Exhibit 4.6

ACCESSION DEED

To:                             Bank of America Merrill Lynch International Limited as Agent

From:               Manchester United Football Club Limited (the “Acceding Borrower”) and Red Football Limited (the “Company”)

Dated:           14 June 2018

Dear Sirs

Red Football Limited — £125,000,000 Revolving Facilities Agreement originally dated 22 May 2015 (as amended on 7 October 2015 and as further amended and/or restated from time to time) (the “Facilities Agreement”)

1.                                     We refer to the Facilities Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement.  Terms defined in the Facilities Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.                                     The Acceding Borrower is already a Guarantor and a Debtor (under and as defined in the Intercreditor Agreement) and agrees to become an Additional Borrower and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional Borrower pursuant to clause 31.2 (Additional Borrowers) of the Facilities Agreement.  The Acceding Borrower is a company duly incorporated under the laws of England and Wales and is a limited liability company with registered number 00095489.

3.                                     The Acceding Borrower’s administrative details for the purposes of the Facilities Agreement are as follows:

Address:                                                  Old Trafford, Sir Matt Busby Way, Manchester, M16 0RA, United Kingdom

Fax No.:                                                  0207 484 1218

Attention:                                          The Directors

This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by the Acceding Borrower and is delivered on the date stated above.

[Signature page follows]

SIGNATORIES TO THE ACCESSION DEED

THE ACCEDING BORROWER

EXECUTED as a DEED by

MANCHESTER UNITED FOOTBALL CLUB LIMITED acting by:

Signature of Director	/s/ Joel Glazer

Name of Director	Joel Glazer

in the presence of:

Signature of witness	/s/ Jennifer O’Brien

Name of witness	Jennifer O’Brien

Address of witness	5404 Wisconsin Ave

Ste. 1050

Chevy Chase, MD

Occupation of witness	Assistant

THE COMPANY

For and on behalf of
RED FOOTBALL LIMITED

By:	/s/ Joel Glazer
Name:	Joel Glazer

[Signature page — Accession Deed (RCF)]